Exhibit 99.1

Frontier Holdings, LLC

Independent Auditor’s Report and
Consolidated Financial Statements

September 30, 2025 and 2024

Frontier Holdings, LLC

September 30, 2025 and 2024

Independent Auditor’s Report

Audit Committee and Board of Directors

Frontier Holdings, LLC

Omaha, Nebraska

Opinion

We have audited the consolidated financial statements of Frontier Holdings, LLC and its subsidiaries, which comprise the consolidated balance sheets as of September 30, 2025 and 2024, and the related consolidated statements of income, comprehensive income, members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Frontier Holdings, LLC and its subsidiaries as of September 30, 2025 and 2024, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of our report. We are required to be independent of Frontier Holdings, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Frontier Holdings, LLC’s ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Frontier Holdings, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Forvis Mazars, LLP

Omaha, Nebraska

January 28, 2026

Frontier Holdings, LLC

Consolidated Balance Sheets

September 30, 2025 and 2024

(amounts in thousands)

Assets	2025	2024
Cash and due from banks	$11,021	$15,994
Cash and cash equivalents	11,021	15,994

Interest-bearing time deposits in banks	100	348
Securities available-for-sale	84,260	89,738

Loans, including loans held for sale of $903 and $1,827
and net of allowance for credit losses of $14,492 and
$13,496, respectively	1,276,277	1,169,632

Operating lease right-of-use asset	8,087	8,498
Premises and equipment, net	3,407	3,336

Interest receivable	10,902	9,393
Nonmarketable equity securities, at cost	6,908	7,311
Goodwill	15,213	15,213
Other assets	4,201	4,383
Total assets	$1,420,376	$1,323,846

Liabilities and Members’ Equity
	2025	2024
Liabilities
Deposits
Demand	$94,637	$105,898
Demand-interest bearing	401,962	402,357
Savings	39,950	43,572
Time	558,919	476,321
Total Deposits	1,095,468	1,028,148

Short-term borrowings	35,000	—
Federal Home Loan Bank advances	135,280	145,615
Other borrowed funds	18,618	24,012
Operating lease liabilities	8,426	8,741
Interest payable and other liabilities	8,518	7,985
Total liabilities	1,301,310	1,214,501
Members’ Equity
Members’ equity	119,066	109,345

Total members’ equity	119,066	109,345
Total liabilities and members’ equity	$1,420,376	$1,323,846

Frontier Holdings, LLC

Consolidated Statements of Income

Years Ended September 30, 2025 and 2024

(amounts in thousands)

Interest and Dividend Income	2025	2024
Loans, including fees	$77,217	$69,651
Securities	2,956	3,330
Federal funds sold and deposits with other financial institutions	688	771

Total interest and dividend income	80,861	73,752

Interest Expense
Deposits	33,736	33,487
Federal funds purchased	692	94
Federal Home Loan Bank advances and other borrowed funds	6,696	6,738

Total interest expense	41,124	40,319

Net Interest Income	39,737	33,433

Provision for Credit Losses
Loans	1,193	961
Off-balance sheet credit exposures	70	315

Total provision for credit loss expense	1,263	1,276

Net Interest Income After Provision for Credit Losses	38,474	32,157

Noninterest income
Net gain on loan sales	1,075	770
Net realized gain (loss) on available-for-sale securities	—	(314)
Other	1,333	1,812

Total noninterest income	2,408	2,268

Noninterest Expense
Salaries and employee benefits	17,600	16,315
Occupancy and equipment	3,359	3,157
Other	7,021	7,929

Total noninterest expense	27,980	27,401
Net Income	$12,902	$7,024

Frontier Holdings, LLC

Consolidated Statements of Comprehensive Income

Years Ended September 30, 2025 and 2024

(amounts in thousands)

	2025	2024

Net Income	$12,902	$7,024

Other Comprehensive Income
Unrealized appreciation on
available-for-sale securities	476	5,748
Reclassification adjustment for (gains) losses
included in net income	—	314
	476	6,062
Comprehensive Income	13,378	13,086

Frontier Holdings, LLC

Consolidated Statements of Members’ Equity

Years Ended September 30, 2025 and 2024

(amounts in thousands except unit data)

	Members’ Equity		Retained Earnings	Accumulated Other Comprehensive (Loss)	Total
	Units	Amounts

Balance, October 1, 2023	43,047	$55,882	$57,542	$(15,461)	$97,963
Issuance of members’ units	82	246	—	—	246
Net income	—	—	7,024	—	7,024
Other comprehensive income	—	—	—	6,062	6,062
Distributions to members	—	—	(1,950)	—	(1,950)

Balance, September 30, 2024	43,129	56,128	62,616	(9,399)	109,345

Issuance of members’ units	145	443	—	—	443
Net income	—	—	12,902	—	12,902
Other comprehensive income	—	—	—	476	476
Distributions to members	—	—	(4,100)	—	(4,100)

Balance, September 30, 2025	43,274	$56,571	$71,418	$(8,923)	$119,066

Frontier Holdings, LLC

Consolidated Statements of Cash Flows

Years Ended September 30, 2025 and 2024

(amounts in thousands)

	2025	2024
Operating Activities	$12,902	$7,024
Net income

Items not requiring (providing) cash
Depreciation and amortization	609	648
Amortization of operating lease right-of-use asset	411	394
Issuance of member incentive plan units	443	246
Provision for credit losses	1,263	1,276
Amortization and accretion of securities, net	357	457
Net realized loss on available-for-sale securities	—	314
Net realized loss on equity securities	22	—
Net realized loss on property, plant & equipment	—	21
Net realized gain on sale of other real estate owned	(16)	—
Net realized gain on sale of Frontier Insurance Services, LLC	—	(337)
Changes in
Interest receivable	(1,509)	(212)
Other assets	30	614
Operating lease liability	(315)	(286)
Interest payable and other liabilities	463	1,480

Net cash provided by operating activities	14,660	11,639

Investing Activities
Net change in interest-bearing deposits with banks	248	245
Purchases of securities	(671)	(4,862)
Proceeds from sales of securities	—	4,280
Proceeds from maturities and paydowns of securities	6,268	6,689
Purchases of Federal Home Loan Bank stock	(6,730)	(5,283)
Redemptions of Federal Home Loan Bank stock	7,111	6,815
Net changes in loans	(107,838)	(52,723)
Purchases of premises and equipment	(680)	(129)
Proceeds from sale of foreclosed assets	168	—
Proceeds from sale of Frontier Insurance Services, LLC	—	1,787

Net cash used in investing activities	(102,124)	(43,181)

See Notes to Consolidated Financial Statements

Frontier Holdings, LLC

Consolidated Statements of Cash Flows - Continued

Years Ended September 30, 2025 and 2024

(amounts in thousands)

	2025	2024
Financings Activities
Net change in deposit accounts	$67,320	$54,124
Proceeds from Federal Home Loan Bank advances	545,055	394,768
Repayment of Federal Home Loan Bank advances	(555,390)	(417,690)
Proceeds from other borrowed funds	3,465	5,290
Repayment of other borrowed funds	(8,859)	(4,823)
Net change in short-term borrowings	35,000	—
Distributions to members	(4,100)	(1,950)

Net cash provided by financing activities	82,491	29,719

Decrease in cash and cash equivalents	(4,973)	(1,823)

Cash and cash equivalents, beginning of year	15,994	17,817

Cash and cash equivalents, end of year	$11,021	$15,994

Supplemental cash flows information

Interest paid	$41,114	$38,716

State deposit taxes paid	420	561

See Notes to Consolidated Financial Statements

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1:
Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Frontier Holdings, LLC (“the Company”) is a financial holding company whose principal activity is ownership and management of its wholly-owned subsidiaries.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Frontier Bank, Omaha, Nebraska (“the Bank”) and FH REM 1, LLC, a real estate holding company.

In November 2023, the Company sold Frontier Insurance Services for $1,787,000 which resulted in a gain (included in other income on the consolidated statement of income) of approximately $337,000.

The Company is engaged in banking services in the midwestern United States, primarily in the state of Nebraska. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary, and the subsidiary Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses and fair values of financial instruments.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all which have original maturities of three months or less.

At September 30, 2025, the Company’s cash accounts exceeded federally insured limits by approximately $599,000.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

Interest-bearing Time Deposits in Banks

Interest-bearing time deposits in banks have original maturities of one to five years and are carried at cost.

Securities

Available for sale securities are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Allowance for Credit Losses – Available-for-Sale Debt Securities

For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more-likely-than-not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security's amortized cost basis is written down to fair value through other expense. For available-for-sale securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In such assessment, the Company considers the extent to which fair value is less than amortized cost, if there are any changes to the investment grade of the security by a rating agency, and if there are any adverse conditions that impact the security. If this assessment indicates a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses (ACL) is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any estimated unrealized losses that have not been recorded through ACL are recognized in other comprehensive income/(loss).

The Company has elected to exclude accrued interest from the estimate of credit losses for available-for-sale debt securities which totaled $422,000 and $451,000 as of September 30, 2025 and 2024, respectively. As part of its non-accrual policy, the Company charges-off uncollectible interest at the time it is determined to be uncollectable. There were no credit losses for available-for-sale debt securities recorded at September 30, 2025 and 2024.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are recognized in noninterest income upon sale of the loan.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for charge-offs and the allowance for credit losses.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Credit Losses - Loans

The allowance for credit losses is a valuation account that is deducted from loan’s amortized cost basis to present the net amount expected to be collected on loans. The provision for credit losses is charged to income. Credit losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for credit losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current and forecasted economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Groups of loans with similar risk characteristics are collectively evaluated. Loans that do not share risk characteristics are evaluated on an individual basis. Loans with similar risk characteristics are grouped into homogeneous segments, or pools, for analysis.

A loan is individually evaluated for allowance for credit loss when the loan is assigned a substandard rating and is considered impaired by management. Factors considered by management in determining individual evaluation include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

Allowance for Credit Losses – Loans - Continued

A weighted average remaining maturity, or WARM method is used to determine the allowance for credit losses for loan pools. The WARM method requires the use of historic loan loss data across a comparable data set and the application of an adjusted loss rate applied to each loan over their expected remaining term, taking into consideration loan segmentation and expected economic conditions over the relevant timeframe.

Application of the WARM method to estimate a current expected credit loss (CECL) reserve requires judgement, including (i) the appropriate historical loss rate reference data, (ii) the expected timing and amount of future loan fundings and repayments and (iii) the current quality of our portfolio and our expectations of performance and market conditions over the relevant time period. The internal risk rating of each loan is considered the primary credit quality indicator underlying the CECL assessment.

The CECL reserve is measured on a collective basis wherever similar risk characteristics exist within a pool of similar assets. We have identified the following pools and measure the reserve for credit losses based on these identified loan segments.

•
Commercial
•
Commercial Real Estate
•
Residential Real Estate
•
Agricultural
•
Agricultural Real Estate
•
Consumer and Other

In addition, qualitative factors are used that are determined to be relevant in assessing expected credit losses within the loan portfolio. Various risks that may be considered are as follows.

i) Changes in the value of the underlying collateral for loans that are non-collateral dependent.

ii) Actual and expected changes in international, national, regional, and local economic and business conditions and developments that affect the collectability of the loan pools.

iii) Changes in lending policies and procedures, including changes in underwriting standards and practices for collections, write-offs, and recoveries.

iv) Changes in the nature and volume of the loan pools and in the terms of the underlying loans.

v) Changes in the volume and severity of past due financial assets, the volume of nonaccrual assets, and the volume and severity of adversely classified or graded assets.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

Allowance for Credit Losses – Loans - Continued

vi) The existence, growth, and effect of any concentration of credit

vii) Changes in the experience, ability, and depth of our lending management and staff

viii) Changes in the quality of our credit review function

ix) Changes in legal/regulatory environment.

Allowance for Credit Losses - Off-Balance-Sheet Credit Exposures

The allowance for credit losses on off-balance-sheet credit exposure is a liability account, representing expected credit losses over the contractual period for which the company is exposed to credit risk resulting from a contractual obligation to extend credit. Commitments are evaluated in pools under a WARM methodology, similar to what is done for the loan portfolio, while incorporating managements assumptions for funding. No allowance is recognized if the Company has the unconditional right to cancel the obligation. The allowance is reported as a component of interest payable and other liabilities in the consolidated balance sheets. Adjustments to the allowance are reported in the consolidated statement of income as a component of provision for credit loss expense which totaled $70,000 and $315,000 for the year ended September 30, 2025 and 2024, respectively. The Company has an allowance for credit loss on off-balance-sheet exposure of $385,000 and $315,000 as of September 30, 2025 and 2024, respectively.

Premises and Equipment

Land is carried at cost. Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

Maintenance and repairs, which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of premises and equipment are included in income.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements 35-40 years

Leasehold improvements 5-10 years

Furniture and fixtures 3-7 years

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the years ended September 30, 2025 and 2024.

Nonmarketable Equity Securities

The Company, as a member of one of the Federal Home Loan Banks (FHLB), is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. Management reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale (included in other assets) and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in noninterest income or expense.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Income and State Depository Taxes

The Company’s members have elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax laws. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

statements. The provision for income taxes reflected in these statements is for state income taxes only and shown in other noninterest expenses.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income or loss. Other comprehensive income or loss includes unrealized gains or losses on securities available for sale.

Member Unit Incentive Plan

At September 30, 2025 and 2024, the Company recognizes the calculated price of unit-based awards to employees as compensation over the requisite service period. The unit-based employee compensation plan is described more fully in Note 14.

Revenue Recognition

The Company applies Financial Accounting Standards Board Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) to some of its revenue. The majority of the

Company’s revenues come from interest income from securities and loans that are outside the scope of Topic 606. The Company’s services that fall within the scope of Topic 606 are presented within non-interest income in the accompanying statements of income and are recognized as revenue as the Company satisfies its obligation to the customer. Services within the scope of Topic 606 include service charges on deposits (e.g., overdraft fees and ATM fees) and the gain on sale of foreclosed assets.

A description of the Company’s revenue streams accounted for under Topic 606 are as follows:

Deposit Services. The Company generates revenues through fees charged to depositors related to deposit account maintenance fees, overdrafts, ATM fees, wire transfers, and additional miscellaneous services provided at the request of the depositor. For deposit-related services, revenue is recognized when performance obligations are satisfied, which is, generally, at a point in time.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

Gains/Losses on Sales of Foreclosed Assets. The Company records a gain or loss from the sale of foreclosed assets when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of foreclosed assets to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the foreclosed asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.

Reclassifications

Certain reclassifications have been made to the 2024 consolidated financial statements to conform to the 2025 consolidated financial statement presentation. These reclassifications had no effect on net earnings.

Nebraska Department of Banking and Finance Requirements

The audits of the Company were designed to meet the minimum requirements of 45 NAC 25-001 of the Nebraska Department of Banking and Finance for Nebraska.

Adoption of New Accounting Standard in Prior Period

On October 1, 2023, the Company adopted ASU 2016-13: Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires credit losses to be measured using a current expected credit loss (CECL) methodology over the expected life of certain financial assets. The Company adopted ASC 326 using a modified retrospective method. Reporting periods beginning after October 1, 2023 are presented under ASC 326 while prior periods amounts continue to be reported in accordance with previously applicable GAAP. The standard applies to loans, debt securities, and off-balance sheet credit exposures. The Company did not record an adjustment in relation to the cumulative effect of adopting ASC 326.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 2: Securities

The amortized cost and fair value, with gross unrealized gains and losses at September 30, 2025 and 2024 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

2025	(in thousands)
Securities available for sale
U.S. Treasuries	$17,470	$—	$(1,163)	$16,307
State and political subdivisions	34,531	—	(6,230)	28,301
Mortgage-backed (GSE residential/commercial)	41,182	15	(1,545)	39,652
	$93,183	$15	$(8,938)	$84,260

2024
Securities available for sale
U.S. Treasuries	$17,620	$—	$(1,487)	$16,133
State and political subdivisions	34,768	—	(6,078)	28,690
Mortgage-backed (GSE residential/commercial)	46,749	10	(1,844)	44,915
	$99,137	$10	$(9,409)	$89,738

The carrying value of securities pledged as collateral to secure public deposits and for other purposes, was $26,505,000 and $27,793,000 at September 30, 2025 and 2024, respectively.

The amortized cost and fair value of available for sale securities by contractual maturity at September 30, 2025 are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value

	(in thousands)

Within one year	$2,620	$2,551
One to five years	16,573	15,449
Five to ten years	11,456	10,087
After ten years	21,352	16,521
	52,001	44,608
Mortgage-backed securities	41,182	39,652

Totals	$93,183	$84,260

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 2: Securities – Continued

For the years ended September 30, 2025 and 2024 there were no gross gains. For the year ended September 30, 2025 there were no gross losses. For the year ended September 30, 2024 there were gross losses of $314,000, resulting from the sales of available-for-sale securities that were realized.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at September 30, 2025 and 2024, was $80,086,000 and $89,591,000, respectively, which is approximately 95% and 99%, respectively, of the Company’s available-for-sale investment portfolio.

The following tables show the investment’s gross unrealized losses and fair value of the investments for which an allowance for credit losses has not been recorded, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2025 and 2024:

Description of Available-for-sale Securities	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

(in thousands)
2025
U.S Treasuries	$—	$—	$16,307	$(1,163)	$16,307	$(1,163)
State and political subdivisions	—	—	26,408	(6,230)	26,408	(6,230)
Mortgage-backed securities
(GSE residential/commercial)	5	(1)	37,366	(1,544)	37,371	(1,545)
Total temporarily impaired
securities	$5	$(1)	$80,081	$(8,937)	$80,086	$(8,938)

2024
U.S Treasuries	$—	—	$16,133	$(1,487)	$16,133	$(1,487)
State and political subdivisions	—	—	28,690	(6,078)	28,690	(6,078)
Mortgage-backed securities
(GSE residential/commercial)	3,279	(25)	41,489	(1,819)	44,768	(1,844)
Total temporarily impaired
securities	$3,279	(25)	$86,312	$(9,384)	$89,591	$(9,409)

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 2: Securities – Continued

U. S. Treasury Securities

The unrealized losses on the Company’s investment in U. S. Treasury securities were caused by interest rate changes. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses on those investments at September 30, 2025 and 2024, respectively.

Mortgage-backed Securities

The unrealized losses on the Company’s investment in mortgage-backed securities, including private-labeled mortgage-backed securities, were caused by interest rate changes. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses on those investments at September 30, 2025 and 2024, respectively.

State and Political Subdivisions

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses on those investments at September 30, 2025 and 2024, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses

Classes of loans at September 30, 2025 and 2024, include:

	2025	2024

	(in thousands)

Commercial	$165,914	$164,427
Commercial real estate	492,330	437,052
Residential real estate	387,101	345,947
Agricultural	68,576	59,141
Agricultural real estate	168,404	167,364
Consumer and other	8,444	9,197

Gross loans	1,290,769	1,183,128

Less: Allowance for credit losses	14,492	13,496

Net loans	1,276,277	1,169,632

The following tables present the balance and activity in the allowance for credit losses based on portfolio segment as of and for years ended September 30, 2025 and 2024, respectively, (in thousands):

	Commercial	Commercial Real Estate	Residential Real Estate	Agricultural	Agricultural Real Estate	Consumer and Other	Total

2025
Allowance for Credit Losses
Balance, beginning of year	$1,956	$5,067	$3,853	$657	$1,858	$105	$13,496
Provision charged to expense	(24)	616	476	67	(102)	160	1,193
Loans charged off	(40)	(121)	(50)	(2)	—	—	(213)
Recoveries	6	—	—	1	—	9	16
Balance, end of year	$1,898	$5,562	$4,279	$723	$1,756	$274	$14,492

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses - Continued

	Commercial	Commercial Real Estate	Residential Real Estate	Agricultural	Agricultural Real Estate	Consumer and Other	Total

2024
Allowance for Credit Losses
Beginning balance prior to adoption of ASC326	$1,677	$5,126	$3,575	$597	$1,395	$161	$12,531
Impact of ASC326 adoption	120	(281)	(124)	26	306	(47)	—
Balance, beginning of year	1,797	4,845	3,451	623	1,701	114	12,531
Provision charged to expense	151	222	414	33	157	(16)	961
Losses charged off	—	—	(313)	—	—	(6)	(19)
Recoveries	8	—	1	1	—	13	23
Balance, end of year	$1,956	$5,067	$3,853	$657	$1,858	$105	$13,496

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank’s policy.

Prime (1) loans are of superior quality with excellent credit strength and repayment ability providing a nominal credit risk.

Good (2) loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Satisfactory (3) loans of reasonable credit strength and repayment ability providing an average credit risk due to one or more underlying weaknesses.

Acceptable (4) loans of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) assets have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses - Continued

Internal Risk Categories - Continued

Substandard (6) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions, and values, highly questionable and improbable.

Loss (8) loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Commercial and Financing Leases: The commercial and financing lease portfolios include loans to commercial customers for use in financing working capital needs and equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values, and the local economies in the Company’s market areas.

Residential Real Estate: The residential 1-4 family real estate loans are generally collateralized by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Agricultural and Agriculture Real Estate: Agricultural and agricultural real estate loans are generally collateralized by livestock, equipment and real estate used for farm production or grazing. Repayment of agricultural loans is dependent on the successful operation or management of the farm property collateralizing the loan. The success of the loan may also be affected by many

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses - Continued

factors outside the control of the farm borrower. Weather presents one of the greatest risks as hail; drought, floods, or other conditions can severely limit crop yields and thus impair loan repayments and the value of the underlying collateral. This risk can be reduced with a variety of insurance coverages which can help to ensure loan repayment. Government support programs and the Company generally require farm borrowers to procure crop insurance coverage. Grain and livestock prices also present a risk as prices may decline prior to sale resulting in a failure to cover production costs. These risks may be reduced by the farmer with the use of futures contracts or hedges to mitigate price risk.

Consumer and Other: The consumer and other loan portfolios consist of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from borrowers’ income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Company’s market area) and the creditworthiness of a borrower.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses - Continued

The following tables present the amortized cost basis within each credit quality indicator by year of origination as of September 30, 2025 and 2024 (in thousands):

	2025	2024	2023	2022	2021	Prior	Revolving Loans	Total
Commercial
Risk rating
Pass	14,919	16,720	18,763	5,941	3,854	13,954	82,194	156,345
Watch	—	—	—	74	1,130	—	415	1,619
Substandard	41	39	135	874	1,006	35	5,820	7,950
Total commercial	14,960	16,759	18,898	6,889	5,990	13,989	88,429	165,914
Commercial real estate
Risk rating
Pass	91,593	55,391	45,759	110,956	51,911	121,503	9,955	487,068
Watch	—	2,161	—	—	—	—	—	2,161
Substandard	—	1,215	—	—	—	1,886	—	3,101
Total commercial real estate	91,593	58,767	45,759	110,956	51,911	123,389	9,955	492,330
Residential real estate
Risk rating
Pass	60,082	68,836	38,181	51,424	51,336	36,333	72,494	378,686
Watch	—	331	860	721	—	4,309	1,075	7,296
Substandard	—	11	389	561	1	157	—	1,119
Total residential real estate	60,082	69,178	39,430	52,706	51,337	40,799	73,569	387,101
Agriculture
Risk rating
Pass	4,017	3,102	2,370	2,207	680	3,230	50,506	66,112
Watch	74	—	55	21	169	63	620	1,002
Substandard	45	35	—	8	8	74	1,292	1,462
Total agriculture	4,136	3,137	2,425	2,236	857	3,367	52,418	68,576
Agriculture real estate
Risk rating
Pass	27,416	7,062	13,706	21,909	22,355	46,348	21,776	160,572
Watch	500	—	108	2,699	545	19	1,306	5,177
Substandard	512	882	—	1,226	—	35	—	2,655
Total agriculture real estate	28,428	7,944	13,814	25,834	22,900	46,402	23,082	168,404
Consumer and other
Risk rating
Pass	1,882	1,652	821	1,262	63	904	1,860	8,444
Watch	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Total consumer and other	1,882	1,652	821	1,262	63	904	1,860	8,444
Total loans
Risk rating
Pass	199,909	152,763	119,600	193,699	130,199	222,272	238,785	1,257,227
Watch	574	2,492	1,023	3,515	1,844	4,391	3,416	17,255
Substandard	598	2,182	524	2,669	1,015	2,187	7,112	16,287
Total loans	201,081	157,437	121,147	199,883	133,058	228,850	249,313	1,290,769

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses – Continued

	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
Commercial
Risk rating
Pass	19,640	22,108	8,179	7,956	11,694	7,565	74,215	151,357
Watch	183	—	1,140	1,302	—	—	215	2,840
Substandard	58	1,350	1,372	1,536	140	34	5,740	10,230
Total commercial	19,881	23,458	10,691	10,794	11,834	7,599	80,170	164,427
Commercial real estate
Risk rating
Pass	54,287	70,115	109,874	46,190	39,248	104,623	2,664	427,001
Watch	64	—	—	3,951	4,576	—	—	8,591
Substandard	500	—	943	—	—	17	—	1,460
Total commercial real estate	54,851	70,115	110,817	50,141	43,824	104,640	2,664	437,052
Residential real estate
Risk rating
Pass	42,449	46,583	77,404	68,112	22,953	31,651	47,668	336,820
Watch	344	—	—	441	5,106	358	1,300	7,549
Substandard	—	339	—	1	—	50	1,188	1,578
Total residential real estate	42,793	46,922	77,404	68,554	28,059	32,059	50,156	345,947
Agriculture
Risk rating
Pass	3,066	3,263	3,953	1,416	3,356	546	40,804	56,404
Watch	500	186	18	242	207	32	766	1,951
Substandard	—	—	—	—	9	3	774	786
Total agriculture	3,566	3,449	3,971	1,658	3,572	581	42,344	59,141
Agriculture real estate
Risk rating
Pass	8,377	16,194	24,242	27,793	11,620	46,530	26,805	161,561
Watch	454	109	2,746	545	—	26	478	4,358
Substandard	—	—	1,365	80	—	—	—	1,445
Total agriculture real estate	8,831	16,303	28,353	28,418	11,620	46,556	27,283	167,364
Consumer and other
Risk rating
Pass	2,189	1,802	2,003	325	138	1,009	1,710	9,176
Watch	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	4	17	—	21
Total consumer and other	2,189	1,802	2,003	325	142	1,026	1,710	9,197
Total loans
Risk rating
Pass	130,008	160,065	225,655	151,792	89,009	191,924	193,866	1,142,319
Watch	1,545	295	3,904	6,481	9,889	416	2,759	25,289
Substandard	558	1,689	3,680	1,617	153	121	7,702	15,520
Total loans	132,111	162,049	233,239	159,890	99,051	192,461	204,327	1,183,128

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses – Continued

The Company evaluates the loan risk grading system definitions on an ongoing basis. No significant changes were made during 2025 or 2024.

The following tables present the Company’s loan portfolio aging analysis as of September 30, 2025 and 2024 (in thousands):

2025	30-59 Days Past Due	60-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans
Commercial	$15	$1,240	$142	$1,397	$164,517	$165,914
Commercial real estate	1,315	—	1,873	3,188	489,142	492,330
Residential real estate	8,060	222	961	9,243	377,858	387,101
Agriculture	74	43	—	117	68,459	68,576
Agriculture real estate	—	—	—	—	168,404	168,404
Consumer and other	80	—	—	80	8,364	8,444
Total	$9,544	$1,505	$2,976	$14,025	$1,276,744	$1,290,769
2024	30-59 Days Past Due	60-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans
Commercial	$84	$—	$—	$84	$164,343	$164,427
Commercial real estate	—	—	—	—	437,052	437,052
Residential real estate	620	410	1,217	2,247	343,700	345,947
Agriculture	—	—	—	—	59,141	59,141
Agriculture real estate	484	—	26	510	166,854	167,364
Consumer and other	40	—	—	40	9,157	9,197
Total	$1,228	$410	$1,243	$2,881	$1,180,247	$1,183,128

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses – Continued

The following table presents the Company’s nonaccrual loans at September 30, 2025 & 2024 (in thousands).

2025	Nonaccrual Loans Without a Specific Reserve	Total Nonaccrual	Loans Past Due Over 89 Days and Still Accruing
Commercial	$142	$142	$—
Commercial real estate	1,873	1,873	—
Residential real estate	1,111	1,111	—
Agriculture	51	51	—
Agriculture real estate	—	—	—
Consumer and other	4	4	—
	$3,181	$3,181	$—

2024	Nonaccrual Loans Without a Specific Reserve	Total Nonaccrual	Loans Past Due Over 89 Days and Still Accruing
Commercial	$—	$—	$—
Commercial real estate	—	—	—
Residential real estate	10	1,228	—
Agriculture	2	2	—
Agriculture real estate	—	—	26
Consumer and other	—	—	—
	$12	$1,230	$26

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 3: Loans and Allowance for Credit Losses - Continued

The following tab presents the amortized cost basis of collateral-dependent loans as of September 30, 2025 and 2024, respectively, by collateral type (in thousands).

2025	Real Estate	2025 Business Assets	Total
Commercial	$—	$1,229	$1,229
Commercial real estate	1,873	—	1,873
Residential real estate	1,108	—	1,108
Agriculture	—	51	51
Agriculture real estate	35	—	35
Consumer and other	—	—	—
	$3,016	$1,280	$4,296
2024	Real Estate	2024 Business Assets	Total
Commercial	$—	$2,663	$2,663
Commercial real estate	2,134	—	2,134
Residential real estate	376	—	376
Agriculture	—	2	2
Agriculture real estate	—	—	—
Consumer and other	—	—	—
	$2,510	$2,665	$5,175

The Company had no loans at September 30, 2025 and 2024 that were modified with borrowers having financial difficulty.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 4: Leases

The Company leases certain office space in various cities in Nebraska. The company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets, and operating lease liabilities on the consolidated balance sheets. The Company leases for office space expire in various years through 2041. These leases generally contain renewal options for periods ranging from 5-10 years and require the Company to pay all executory costs (property taxes, maintenance, and insurance). Lease payments have an escalating fee schedule, which range from a 2% to 5% increase each year. Termination of the leases is generally prohibited unless there is a violation under the lease agreement.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise this option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company has no material related party leases. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

In determining the discount rate used to measure the right-of-use asset and lease liability, the Company uses rates implicit in the lease, or if not readily available, the Company uses its incremental borrowing rate based on information available at the commencement date of the lease to determine the present value of lease payments. Incremental borrowing rates were used to determine the present value of lease payments and were derived by utilizing the FHLB long term debt rates, corresponding to lease commencement date and estimated term, which are similar to the Company’s secured debt yields.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 4: Leases - Continued

The lease cost and other required information for the year ended September 30, 2025 and 2024 are:

	2025	2024
	(in thousands)
Lease Cost
Operating lease cost	$888	$927
Other information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$792	$819
Weighted Average Reaming Lease Term
Operating leases	14 years	15 years
Weighted Average Discount Rate
Operating leases	5.51%	5.51%

Future minimum lease payments under non-cancellable leases as of September 30, 2025 were as follows:

Year Ending September 30,
2026	$806
2027	833
2028	847
2029	861
2030	875
Thereafter	8,106
Total future minimum lease payments	$12,328
Less imputed interest	3,902
Lease liabilities	$8,426

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 5: Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment at September 30, 2025 and 2024 is as follows:

	2025	2024

	(in thousands)
Land	$306	$306
Buildings and improvements	2,842	2,464
Furniture and fixtures	4,683	4,380
Leasehold improvements	2,206	2,207
	10,037	9,357
Less accumulated depreciation and amortization	(6,630)	(6,021)

Net premises and equipment	$3,407	$3,336

Note 6: Goodwill

The changes in the carrying amount of goodwill for the years ended September 30, 2025 and 2024 were:

	2025	2024
Beginning balance
Goodwill	$15,213	$16,270
Goodwill related to sale of Frontier Insurance Services, LLC	—	1,057
Ending balance	$15,213	$15,213

Note 7: Time Deposits

Time deposits in denominations of greater than $250,000 totaled $84,698,000 and $71,768,000 at September 30, 2025 and 2024, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 7: Time Deposits - Continued

At September 30, 2025, the scheduled annual maturities of time deposits (in thousands) are as follows:

2026	$366,234
2027	83,679
2028	35,202
2029	20,151
2030	18,462
Thereafter	35,191
$558,919

Brokered and reciprocal deposits totaled approximately $406,039,000 and $369,484,000 at September 30, 2025 and 2024, respectively.

Note 8: Borrowed Funds

Borrowed funds at September 30, 2025 and 2024 consist of the following:

	September 30, 2025	September 30, 2024

	(in thousands)

Long-term Federal Home Loan Bank advances	$100,580	$107,315
Lines of credit with Federal Home Loan Bank	34,700	38,300
Federal Funds Purchased	35,000	—
Line of credit with a bank	9,718	14,753
Notes payable to a bank	8,900	9,259
Total	$188,898	$169,627

The Federal Home Loan Bank advances are secured by mortgage loans totaling $428,081,000 and $395,639,000 at September 30, 2025 and 2024, respectively. Advances, at interest rates from .82% to 5.08% maturing through March 2035 are subject to restrictions or penalties in the event of prepayment.

At September 30, 2025, the Company had a line of credit with the FHLB to meet short-term borrowing needs that matures and automatically renews daily at the discretion of the FHLB. The line of credit has a variable interest rate that adjusts daily (4.33% at September 30, 2025 and 5.04% at September 30, 2024) with interest payable monthly. At September 30, 2025 and 2024, the

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 8: Borrowed Funds - Continued

Company had combined remaining borrowing availability for FHLB advances and the line of credit of $282,794,000 and $250,024,000, respectively. The FHLB has sole discretion to deny additional advances.

In January of 2025, the Company opened a line of credit with the Federal Reserve Bank. The advances are secured by Commercial (non-real estate) loans totaling $130,874,000 at September 30, 2025. The advance had a maturity date of October 8, 2025 with a variable interest rate equal to the Fed Funds Rate.

At September 30, 2025 and 2024, the Company has a note payable with a bank with an outstanding principal balance of $8,900,000 and $9,259,000, respectively. The note has a maturity date of May 4, 2027 with a fixed interest rate of 4.25%. Principal and interest payments are due quarterly. The note is secured by 100% of the stock of the Company’s subsidiary bank.

At September 30, 2025 and 2024, the Company has a revolving line of credit with a bank, with maximum available credit of $27,500,000 maturing April 15, 2026. Interest is payable quarterly. The interest rate is the prime rate (7.0% at September 30, 2025 and 8.0% at September 30, 2024) with a floor of 4.25%. The line is collateralized by 100% of the common stock of the Company’s subsidiary bank and had an outstanding balance of $9,718,000 and $14,753,000 at September 30, 2025 and 2024, respectively.

Aggregate annual maturities of the long-term borrowed funds at September 30, 2025 are (in thousands):

2026	$12,841
2027	22,869
2028	54,350
2029	3,795
2030	6,110
Thereafter	9,515
Total	$109,480

Note 9: Employee Benefit Plans

The Company has a 401(k) profit sharing plan covering substantially all employees with one month of service. Contributions to the plan are determined by the Board of Directors with certain limitations. Plan expense was approximately $590,000 and $538,000 for the years ended September 30, 2025 and 2024, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 10: Changes in Accumulated Comprehensive Income (AOCI) by Component

There were no amounts reclassified from AOCI to the consolidated statements of income during the year ended September 30, 2025 and there were net realized losses on available-for-sale securities of approximately $314,000 during the year end September 30, 2024.

Note 11: Related Party Transactions

At September 30, 2025 and 2024, certain officers, directors, stockholders, employees, their immediate families and companies in which they have significant beneficial ownership were indebted to the Company in the aggregate amount of approximately $5,940,000 and $6,000,000, respectively. Deposits from related parties held by the Company at September 30, 2025 and 2024, totaled $22,016,000 and $22,385,000, respectively.

In management’s opinion, such loans, other extensions of credit, and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Note 12: Minimum Regulatory Capital Requirements

The Company’s subsidiary bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements, and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements. Prompt corrective actions are not applicable to bank holding companies.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2025 and 2024, that the Bank met all capital adequacy requirements to which it is subject.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 12: Minimum Regulatory Capital Requirements - Continued

As of September 30, 2025, the most recent notification from the regulators categorized the Company’s subsidiary bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier I risk-based capital and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s categories.

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The Bank’s actual capital amounts and ratios are also presented in the table.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Capital Requirements including Capital Conversation Buffer of 2.50
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2025
Total capital to risk weighted assets	$144,655	11.1%	$104,621	8.0%	$130,776	10.0%	$137,315	10.5%

Tier 1 capital to risk weighted assets	130,163	10.0%	78,466	6.0%	104,621	8.0%	111,160	8.5%

Common equity Tier 1 capital to risk weighted assets	130,163	10.0%	58,849	4.5%	85,004	6.5%	91,543	7.0%

Tier 1 capital to average assets	130,163	9.4%	55,642	4.0%	69,553	5.0%	90,419	6.5%

September 30, 2024
Total capital to risk weighted assets	$139,891	11.5%	$97,155	8.0%	$121,444	10.0%	$127,516	10.5%

Tier 1 capital to risk weighted assets	126,395	10.4%	72,866	6.0%	97,155	8.0%	103,227	8.5%

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Common equity Tier 1 capital to risk weighted assets	126,395	10.4%	54,650	4.5%	78,938	6.5%	85,011	7.0%

Tier 1 capital to average assets	126,395	9.8%	51,755	4.0%	64,693	5.0%	84,101	6.5%

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 13: Financial Instruments with Off-Balance-Sheet or Concentration-of Credit Risk

Credit Related Financial Instruments

The Company is party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and Small Business Investment commitments.

Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

At September 30, 2025 and 2024, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2025	2024
	(in thousands)
Commitments to extend credit	$263,083	$266,992
Standby letters of credit	2,285	3,011
Unfunded Small Business Investment Company (SBIC) Commitments	378	378

Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contracts. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments may expire without being drawn upon. Therefore, total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company, is based on management’s credit assessment of the customer.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of customers to third parties. The credit risk involved when issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

Unfunded SBIC commitments are unconditional obligations to invest as a Limited Partner in qualified small business investments. The credit risk to the Company is limited to its commitment of capital contributions.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 13: Financial Instruments with Off-Balance-Sheet or Concentration-of Credit Risk - Continued

Collateral Requirements

To reduce credit risk related to credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Company’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property and equipment, various agricultural products, and real estate.

Other Credit Risks

The Company grants primarily agribusiness, commercial, installment and residential loans to customers in the trade areas surrounding the Company’s physical locations. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on the agribusiness economic sector.

At September 30, 2025 and 2024, approximately 37% and 38%, respectively, of the Company’s total deposits consisted of short-term certificates of deposit which were issued through a broker and reciprocal balances, which generally had denominations less than $250,000

Note 14: Member Unit Incentive Plan

The Company’s Member Incentive Plan, which is member approved, permits the grant of member units to its employees. The Company believes that such awards better align the interests of its employees with those of its members. Units awarded are generally granted with an exercise price equal to book value. Each year units awarded will vest into an exercise price based on prevailing market conditions of the Company at the vesting date and is estimated by management. Units vest 10% a year for seven years with the remaining 30% vesting upon a change in control of the Company, an employee’s death or disability, or an employee becoming retirement eligible. The Company defines retirement eligible as the date when the sum of the employee’s age and years of service reaches 75.

As of September 30, 2024, the Company had 747.1 nonvested shares with weighted-average grant-date fair value of $2,590 per share. During 2024, 81.6 shares were granted and 48.8 shares were vested with weighted-average grand-date fair value of $2,908 and $2,932 per share, respectively. During 2025, 145.4 shares were granted at an weighted-average grant-date fair value of $2,849. Subsequent to year ending September 30, 2025, all shares were fully vested with change of control.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 15: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3 Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within Topic 820 fair value hierarchy in which the fair value measurements fall at September 30, 2025 and 2024:

		Fair Value Measurements Using
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
September 30, 2025
U.S. Treasuries	$ 16,307	$ —-	$ 16,307	$ —-
State and political subdivisions	28,301	—-	26,408	1,893
Mortgage-backed (GSE residential/commercial)	39,652	—-	39,652	—-

September 30, 2024
U.S. Treasuries	$ 16,133	$ —-	$ 16,133	$ —-
State and political subdivisions	28,690	—-	27,030	1,660
Mortgage-backed (GSE residential/commercial)	44,915	—-	44,915	—-

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 15: Disclosures about Fair Value of Assets and Liabilities - Continued

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended September 30, 2025. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Securities Available for Sale

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include marketable equity securities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. government agencies, state and political subdivisions, corporates, and mortgage-backed securities. In cases where Level 1 and Level 2 inputs are not available, securities are classified as Level 3 of the hierarchy and include private equity securities and certain state and political subdivisions.

For Level 3 securities available for sale using significant unobservable inputs in their pricing methodology, there were $233,000 in purchases in the year ended September 30, 2025 and $1,000,000 in purchases in the year ended September 30, 2024. There were no maturities and paydowns for the years ended September 30, 2025 and 2024. There were no transfers in the year ended September 30, 2025 and 2024. There were no gains or losses for the periods ended September 30, 2025 and 2024 included in net income attributable to the change in unrealized gains or losses related to assets still held at the reporting date.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in Level 3 fair value measurements at September 30, 2025 and 2024:

	Fair Value at 9/30/2025	Valuation Technique	Unobservable inputs
State & Political Subdivisions	$ 1,893	Discounted Cash Flows	Unrated security yield and adjustment Marketability yield discount

	Fair Value at 9/30/2024	Valuation Technique	Unobservable inputs
State & Political Subdivisions	$ 1,660	Discounted Cash Flows	Unrated security yield and adjustment Marketability yield discount

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 15: Disclosures about Fair Value of Assets and Liabilities - Continued

Nonrecurring Measurements

There were no assets or liabilities measured on a nonrecurring basis at September 30, 2025 and 2024.

Fair Value of Financial Instruments

The following tables present estimated fair values of the Company’s financial instruments at September 30, 2025 and 2024:

	2025
	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3

	(in thousands)
Financial assets
Cash and cash equivalents	$11,121	$11,121	$11,121	$—-	$—-
Interest-bearing time deposits in banks	100	100	100	—-	—-
Available-for-sale securities	84,260	84,260	—-	82,367	1,893
Loans held for sale	903	903	—-	903	—-
Loans, net of allowance for credit losses	1,275,374	1,253,679	—-	—-	1,253,679
Interest receivable	10,902	10,902	—-	10,902	—-
Nonmarketable equity securities	6,908	6,908	—-	6,908	—-
Total assets	$1,389,568	$1,367,873	$11,221	$101,080	$1,255,572

Financial liabilities
Deposits	1,095,468	1,015,999	—-	1,015,999	—-
Federal funds purchased	35,000	35,000	—-	35,000	—-
Federal Home Loan Bank advances	135,280	134,874	—-	134,874	—-
Other borrowed funds	18,618	18,204	—-	18,204	—-
Interest payable	3,620	3,620	—-	3,620	—-
Total liabilities	$1,287,986	$1,207,697	$—-	$1,207,697	$—-

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 15: Disclosures about Fair Value of Assets and Liabilities – Continued

	2024
	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3

	(in thousands)
Financial assets
Cash and cash equivalents	$15,944	$15,944	$15,944	$—-	$—-
Interest-bearing time deposits in banks	348	348	348	—-	—-
Available-for-sale securities	89,738	89,738	—-	88,078	1,660
Loans held for sale	1,827	1,827	—-	1,827	—-
Loans, net of allowance for credit losses	1,167,805	1,119,173	—-	—-	1,119,173
Interest receivable	9,393	9,393	—-	9,393	—-
Nonmarketable equity securities	7,311	7,311	—-	7,311	—-
Total assets	$1,292,366	$1,243,734	$16,292	$106,609	$1,120,833

Financial liabilities
Deposits	1,028,148	939,646	—-	939,646	—-
Federal funds purchased	—-	—-	—-	—-	—-
Federal Home Loan Bank advances	145,615	144,885	—-	144,885	—-
Other borrowed funds	24,012	23,193	—-	23,193	—-
Interest payable	3,610	3,610	—-	3,610	—-
Total liabilities	$1,201,385	$1,111,334	$—-	$1,111,334	$—-

Fair Value of Financial Instruments

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Interest-Bearing Time Deposits in Banks

The carrying amount approximates fair value.

Nonmarketable Securities

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 15: Disclosures about Fair Value of Assets and Liabilities – Continued

Fair value is estimated at book value due to restrictions that limit the sale or transfer of such

Securities but where a price can be determined, the fair value was determined based on the quoted market price on the New York Stock Exchange as of the reporting date.

Loans

The fair value of loans is estimated by discounting the future cash flows using the market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Banks would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity, and the structure and term of the loans along with local economic and market conditions.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The market rates used were obtained from similar-sized institutions reviewed by the Company. The estimated fair value of demand, NOW, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

Federal Funds Purchased

The carrying amounts of federal funds purchased approximate the estimated fair values of such liabilities.

Federal Home Loan Bank Advances and Other Borrowed Funds

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities. These rates were obtained from current rates offered by FHLB and the Wall Street Journal Prime Rate.

Interest Payable and Interest Receivable

The carrying amount approximates fair value.

Off-Balance-Sheet Instruments

Due to the short-term nature of such instruments and the relative insignificance of fees currently charged to enter into similar agreements, no fair value has been assigned to off-balance-sheet items.

The Company’s remaining assets and liabilities are not considered financial instruments or are not material.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 16: General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have material adverse effects on the financial position, results of operations and cash flows of the Company.

Note 17: Future Change in Accounting Principle

Issued but not yet adopted as of September 30, 2025.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this update improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The new guidance is effective for public business entities for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this ASU may be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the financial statements. Management is currently evaluating the impact of this standard on the Company’s consolidated financial statements and related disclosures.

In November 2025, the FASB issued ASU 2025-08, Financial Instruments – Credit Losses (Topic 326). The amendments in this update expand the use of the gross-up approach to certain acquired loans beyond purchased financial assets with credit deterioration. The new guidance is effective for annual reporting periods beginning after December 15, 2026, with early adoption permitted. The amendments in this update must be adopted prospectively to loans that are acquired on or after the initial application date. Management is evaluating the provisions of this ASU and do not expect this ASU to have a material impact on the Company’s consolidated financial statements.

The Company has determined that all other recently issued accounting pronouncements will not have a material impact on the Company’s consolidated financial statements or do not apply to its operations.

Note 18: Change in Accounting Principle

The Company has recorded a change in accounting principle as of and for the year ended September 30, 2024, as the Company now meets the definition of a public business entity based on Accounting Standards Update (“ASU”) No. 2013-12 since the financial statements will be included in a 8-K filing of Equity Bancshares, Inc. and therefore, must be prepared in accordance with Regulation S-X requirements. The consolidated financial statements have been updated to reverse prior elections to apply certain private company guidance related to leases. The following summarizes the impact

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 18: Change in Accounting Principle - Continued

on the financial statement amounts. There was no change to the statement of operations as a result of the change in accounting principle.

The following illustrates the impact on the consolidated balance sheet:

	As of September 30, 2024 (amount in thousands)
	As previously reported	Restated
Operating lease right-of-use asset	$9,430	$8,498
Operating lease liabilities	9,673	8,741

The following illustrates the impact on the consolidated statement of cash flows:

	As of September 30, 2024 (amount in thousands)
	As previously reported	Restated
Amortization of operating lease right-of-use asset	$525	$394
Operating lease liabilities	(417)	(286)

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 19: Condensed Financial Information - Parent Company Only

Presented below is the condensed financial information as to financial position, results of operations and cash flows of the Parent Company.

Frontier Holdings, LLC

CONDENSED BALANCE SHEET

September 30, 2025 and 2024

(Dollar amounts in thousands, except per share data)

	2025	2024
ASSETS
Cash and due from banks	$236	$54
Investment in bank subsidiary	136,194	131,969
Investment in nonbank subsidiary	4	4
Other assets	2,492	2,645
Total assets	$138,926	$134,672
LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$9,718	$14,753
Long-term borrowings	8,900	9,259
Interest payable and other liabilities	1,242	1,315
Total liabilities	19,860	25,327
Stockholders’ equity	119,066	109,345
Total liabilities and stockholders’ equity	$138,926	$134,672

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 19: Condensed Financial Information - Parent Company Only – Continued

Frontier Holdings, LLC

CONDENSED STATEMENTS OF INCOME

Twelve Months ended September 30, 2025 and 2024

(Dollar amounts in thousands, except per share data)

	2025	2024
Dividends from subsidiary bank	$14,300	$3,550
Gain on sale of nonbank subsidiary	—-	424
Other income	15	16
Total income	14,315	3,990
Expenses
Interest expense	1,288	1,683
Other expenses	3,875	4,877
Total expenses	5,163	6,560
Income (loss) before applicable income taxes	9,152	(2,570)
Income tax	—-	—-
Income before undistributed income of subsidiaries	9,152	(2,570)
Equity in undistributed income of subsidiaries
Bank subsidiary	3,750	9,662
Nonbank subsidiary	—-	(68)
Net income	$12,902	$7,024

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 19: Condensed Financial Information - Parent Company Only – Continued

CONDENSED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2025 and 2024

(Dollar amounts in thousands)

	2025	2024
Operating Activities
Net income	$12,902	$7,024

Items not requiring (providing) cash
Investment in Bank subsidiary	(3,747)	(9,662)
Investment in nonbank subsidiary	1	1,819
Issuance of members’ units	443	246
Depreciation and amortization	74	74
Amortization of operating lease right-of-use asset	128	38
Net changes in:
Other assets	(50)	1,252
Operating lease liability	(120)	(29)
Interest payable and other liabilities	46	21
Net cash provided by operating activities	9,676	783

Investing activities
Net cash used in investing activities	—-	—-

Financing activities
Proceeds from other borrowed funds	3,465	5.290
Repayment of other borrowed funds	(8,859)	(4,823)
Distributions to members	(4,100)	(1,950)
Net cash provided by financing activities	(9,494)	(1,483)

Net change in cash and cash equivalents	182	(700)

Cash and cash equivalents, beginning of year	54	754
Cash and cash equivalents, end of year	$236	$54

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

September 30, 2025 and 2024

Note 20: Subsequent Events

Subsequent events have been evaluated through January 28, 2026 which is the date the financial statements were available to be issued.

On August 29, 2025, Equity Bancshares, Inc. (“Equity”) and the Company, entered into an Agreement and Plan of Reorganization (the “merger agreement”). Subject to the terms and conditions of the merger agreement, the Company will be merged with and into Equity. The Merger closed January 1, 2026.